UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2025

CENTURION ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42127	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

667 Madison Avenue

5th Floor

New York, New York 10065

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 209-6126

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	ALFUU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	ALF	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	ALFUW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2025, the board of directors (the “Board”) of Centurion Acquisition Corp. (the “Company”) appointed Thomas Vu to the Board. Mr. Vu was appointed to serve as a Class II director with a term expiring at the Company’s third annual meeting of shareholders. Mr. Vu was determined to be an “independent director” as defined in the applicable rules of The Nasdaq Stock Market.

Mr. Vu, 46, has served as a board member of Jagex Limited and Behavior Interactive since May 2025 and June 2023 respectively. From September 2011 until April 2021, Mr. Vu was a senior executive at Riot Games. During his time at Riot Games, he was a product director and executive producer of League of Legends, an executive producer of Arcane, an animated series on Netflix, the head of creative development and served on the M&A team that evaluated external projects and teams for Riot investments, among other responsibilities. From January 2001 to August 2011, Mr. Vu was a lead designer and lead producer at Electronic Arts Inc. (Nasdaq: EA), having worked on several games, including The Sims 2, SimCity 4 and Spore. Mr. Vu received his bachelor of arts degree in Cognitive Science in neuroscience and human computer interaction from the University of California, San Diego. We believe Mr. Vu is qualified to serve on our board of directors because of his vast experience in the video gaming industry.

On June 9, 2025, the Company entered into an indemnity agreement (the “Indemnity Agreement”) with Mr. Vu, pursuant to which the Company has agreed to provide contractual indemnification, in addition to the indemnification provided in the Company’s Amended and Restated Memorandum and Articles of Association, against liabilities that may arise by reason of his respective service on the Board, and to advance expenses incurred as a result of any proceeding against him as to which he could be indemnified, in the form previously filed as Exhibit 10.6 to the Company’s Registration Statement on Form S-1 (File No. 333-279638) for its initial public offering, initially filed with the U.S. Securities and Exchange Commission on May 22, 2024 (the “Registration Statement”).

On June 9, 2025, Mr. Vu joined the letter agreement, dated June 10, 2024, by and among the Company, the Company’s sponsor, Centurion Sponsor LP (the “Sponsor”), and its directors and officers (the “Letter Agreement”) by entering into a joinder to the Letter Agreement.

On June 9, 2025, the Company entered into a joinder to the registration rights agreement, dated June 10, 2024, entered into by and between the Company and each of its other directors and the other parties thereto in connection with the Company’s public offering (the “Registration Rights Agreement”).

In connection with his appointment as a director of the Company, Mr. Vu will receive 30,000 founder shares from the Sponsor.

The foregoing descriptions of the Indemnity Agreement, the Letter Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entireties by reference to the form of indemnity agreement, the Letter Agreement and the Registration Rights Agreement, copies of which are attached as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 hereto, respectively, and are incorporated herein by reference.

Other than as disclosed above, there are no arrangements or understandings between Mr. Vu and any other persons pursuant to which Mr. Vu was selected as a director of the Company. There are no family relationships between Mr. Vu and any of the Company’s other directors or executive officers and Mr. Vu does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.6 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (Reg. No 333-279638), filed with the SEC on June 4, 2024.)
10.2	Letter Agreement, dated June 10, 2024, by and among the Company, its executive officers, its directors and Centurion Sponsor LP (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 13, 2024).
10.3	Registration Rights Agreement, dated June 10, 2024, by and among the Company, Centurion Sponsor LP and the Holders signatory thereto (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on June 13, 2024).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURION ACQUISITION CORP.

	By:	/s/ Mark Gerhard
		Name:	Mark Gerhard
		Title:	Chief Executive Officer and Director

Dated: June 11, 2025

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